                                                                      EXHIBIT 4A


                     First SunAmerica Life Insurance Company


CONTRACT NUMBER            P2899999999


OWNER                      JOHN DOE

EXECUTIVE OFFICE                            ANNUITY SERVICE CENTER
1 SUNAMERICA CENTER                         733 THIRD AVENUE, 4TH FLOOR
LOS ANGELES, CA  90067                      NEW YORK, NY  10017


FIRST SUNAMERICA LIFE INSURANCE COMPANY (the "Company" or " First SunAmerica") agrees to provide benefits to the Owner of this Contract, subject to the provisions set forth in this Contract and in consideration of the Owner's Application and Purchase Payments We receive.

This Contract is evidence of coverage under the Contract if an Application is attached. The coverage will begin as of the Contract Date, shown on the Contract Data Page.

The value of amounts allocated to the Separate Account during the accumulation and annuity periods is not guaranteed, and will increase or decrease based upon the investment experience of the Fund underlying the Separate Accounts. The value of the cash surrender benefit increases or decreases based on the application of the Market Value Adjustment. The unadjusted cash surrender benefit is available for 30 days after the end of the Guarantee Period.

TEN DAY RIGHT TO EXAMINE CONTRACT - You may return this Contract to Our Annuity Service Center within 10 days after you receive it. The Company will refund the greater of purchase payments or Contract Value effective the day that the contract is mailed or delivered to the Home Office. Upon such refund, the Contract shall be void.

         THIS IS A LEGAL CONTRACT. READ IT CAREFULLY.


/s/ SUSAN L. HARRIS                         /s/ ROBERT P. SALTZMAN
-----------------------                     ------------------------------
Susan L. Harris                             Robert P. Saltzman
Secretary                                   President


                 FLEXIBLE PREMIUM INDIVIDUAL MODIFIED GUARANTEED
                              AND VARIABLE ANNUITY

                                Nonparticipating

                                TABLE OF CONTENTS



Contract Data Page                                                     Page 3

Definitions                                                            Page 5

General Provisions                                                     Page 7

         Conformity With State Laws; Changes in Law; Assignment; Misstatement of Age or Sex; Written Notice; Proof of Age, Sex or Survival; Non-Participating; Periodic Reports; Premium Taxes; Change of Annuitant; Deferment of Payments; Suspension of Payments; Purchase Payments; Substitution of Fund; Separate Account

Accumulation Provisions                                                Page 9

         Separate Account Accumulation Value; Number of Accumulation Units; Accumulation Unit Value (AUV); Fixed Account Accumulation Value; Fixed Account Guarantee Period Options; Market Value Adjustment

Charges and Deductions                                                 Page 11

         Contract Administration Charge; Contingent Deferred Sales Charge; Expense Risk Charge; Distribution Expense Charge; Mortality Risk Charge; Guaranteed Death Benefit Risk Charge; Market Value Adjustment

Transfer Provision                                                     Page 12

         Transfers of Accumulation Units Between Variable Accounts; Transfers of Accumulation Units To and From the Fixed Account

Withdrawal Provision                                                   Page 13

         Contingent Deferred Sales Charge

Death Benefit Provision                                                Page 15

         Proof of Death; Amount of Death Benefit; Beneficiary; Death of Owner

Annuity Provisions                                                     Page 17

         Payments to Owner; Fixed Annuity Payments; Amount of Fixed Annuity Payments; Amount of Variable Annuity Payments

Annuity Options                                                        Page 19

                               Contract Data Page



Contract Number:                            Annuity Service Center:
P2895001775: (NON-QUAL)                     733 THIRD AVENUE, 4TH FLOOR
                                            NEW YORK, NY  10017


Contract Owner:
JOHN DOE

Annuitant:
JOHN DOE


Beneficiary:
JANE DOE



Annuity Date:                               Date of Issue:
OCTOBER 15, 2025                            NOVEMBER 30, 1995


Age at Issue:                               First Purchase Payment:
35                                          $10,000.00


Maximum Issue Age at Maturity:              Fixed Account --
85                                          Subsequent Guarantee Rate:
                                            (3.0%)


Funds:
SUNAMERICA SERIES TRUST
ANCHOR SERIES TRUST

Annual Contract Administration Charge:
$30.00



MARKET VALUE ADJUSTMENT
All payments and values based on the Fixed Account are subject to a Market Value Adjustment formula, the operation of which may result in upward and downward adjustments in amounts payable. The Market Value Adjustment formula will not be applied for:

(1)      for the payment of the Death Benefit,
(2)      for the amounts withdrawn to pay fees or charges, nor
(3)      for amounts withdrawn within 30 days after the end of the Guarantee
         Period.

                           PURCHASE PAYMENT ALLOCATION

                            Variable Account Options
                            ------------------------


          SunAmerica                                    Anchor
          Series Trust                               Series Trust

 0.00%    Cash Management                    0.00%   Government & Quality Bond
 0.00%    Global Bond                        0.00%   Growth
 0.00%    High-Yield Bond                   50.00%   Natural Resources
 0.00%    Worldwide High Income              0.00%   Capital Appreciation
 0.00%    SunAmerica Balanced
 0.00%    Balanced/Phoenix
           Investment Counsel
25.00%    Asset Allocation
 0.00%    Utility
 0.00%    Growth-Income
 0.00%    Federated Value
 0.00%    Venture Value
 0.00%    "Dogs" of Wall Street
 0.00%    Alliance Growth
 0.00%    Growth/Phoenix
           Investment Counsel
25.00%    Putnam Growth
 0.00%    Real Estate
 0.00%    Aggressive Growth
 0.00%    International Growth and Income
 0.00%    Global Equities
 0.00%    International Diversified
           Equities
 0.00%    Emerging Markets


                             Fixed Account Options
                             ---------------------
                                   Guarantee
                                     Period

                              0.00%   1 Year Fixed
                              0.00%   3 Year Fixed
                              0.00%   5 Year Fixed
                              0.00%   7 Year Fixed
                              0.00%   10 Year Fixed

                                   DEFINITIONS


ACCUMULATION UNIT
A unit of measurement used to compute the Contract Value in a Variable Account prior to the Annuity Date.

ANNUITY SERVICE CENTER
As specified on the Contract Data Page.

ANNUITANT
The natural person on whose life the annuity benefit for the Contract is based.

ANNUITY DATE
The date on which annuity payments to the Payee are to start. The latest possible Annuity Date will be set by Us.

ANNUITY UNIT
A unit of measurement used to compute annuity payments in a Separate Account.

CONTRACT DATE
The date Your Contract is issued, shown on the Contract Data Page.

CONTRACT VALUE
The sum of Your share of the Variable Accounts' Accumulation Values and Fixed Account Accumulation Values.

CONTRACT YEAR
A year starting from the Contract Date in one calendar year and ending on the Contract Date in the succeeding calendar year.

CURRENT INTEREST RATE
The sum of the Subsequent Guarantee Rate and the Excess Interest Rate declared by Us for any Guarantee Period.

DEFERRED ANNUITY
An annuity Contract under which the start of annuity payments is deferred to a future date.

EXCESS INTEREST RATE
A rate of interest declared by Us in excess of the Guarantee Rate for any Guarantee Period.

FIXED ACCOUNT
The Fixed Account is a part of the Company's general asset account made up from amounts allocated to Guarantee Periods under the Contract. All amounts allocated to a Guarantee Period become part of the Fixed Account. Amounts allocated to the Fixed Account for any Guaranteed Period will be credited with interest at the Subsequent Guarantee Rate, and in addition, an Excess Interest Rate which we may declare at Our discretion.

FIXED ANNUITY
A series of periodic payments for the benefit of the Owner of predetermined amounts that do not vary with investment experience. Such payments are made out of the general account of the Company.

FUND
A collective term used to represent an investment entity which may be selected by the Owner to be an underlying investment of the Owner's Contract.

GUARANTEE PERIOD
The period for which the Current Interest Rate is credited.

IRC
The Internal Revenue Code of 1986, as amended, as the same may be amended or superceded.

OWNER
The person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract.

PAYEE
Any person receiving payment of annuity benefits under this Contract during the Annuity Period.

PURCHASE PAYMENTS
Payments made by or on behalf of the Owner to the Company for the Contract.

SERIES
A separate investment portfolio of a Fund which has distinct investment objectives. Each Series serves an an underlying investment medium for Purchase Payments and allocations made to one of the Variable Accounts.

SUBSEQUENT GUARANTEE RATE
The rate of interest established by the Company for the applicable subsequent Guarantee Period, but in no event less than the rate specified on the Contract Data Page.

VALUATION PERIOD
The period beginning at the close of business the New York Stock Exchange on each day that the New York Stock Exchange is open for business and ending at the close of the next succeeding business day of the New York Stock Exchange.

VARIABLE ACCOUNT
A division of the Separate Account, the assets of which consist of shares of a specified Series of a Fund. The available Variable Accounts are shown on the Contract Data Page.

VARIABLE ANNUITY
A series of periodic payments which vary in amount according to the investment experience of a Variable Accounts.

WE, OUR, US, THE COMPANY First SunAmerica Life Insurance Company.

YOU, YOUR
The Owner.

                               GENERAL PROVISIONS


CONFORMITY WITH STATE LAWS
This Contract will be interpreted under the law of the state in which it is delivered. Any provision which, on the Contract Date, is in conflict with the law of such state is amended to conform to the minimum requirements of such law. A detailed statement of how We calculate the values in this Contract has been filed with the insurance department where the Contract was delivered. These values are at least as great as those required by law.

CHANGES IN LAW
If laws governing this Contract or the taxation of benefits under the Contract change. We will amend the Contract to comply with these changes.

ASSIGNMENT
The Owner may assign this Contract before the Annuity Date, but We will not be bound by an assignment unless it is in writing and We have received it. Owner's rights and those of any other person referred to in this Contract will be subject to the assignment. We assume no responsibility for the validity or tax consequences of any assignment.

MISSTATEMENT OF AGE OR SEX
If the age or sex of any Annuitant has been misstated, future payments will be adjusted using the correct age and sex, according to Our rates in effect on the date that annuity payments were determined. Any overpayment from the Fixed Account, plus interest at the rate of 4% per year, will be deducted from the next payment(s) due. Any underpayment from the Fixed Account, plus interest at the rate of 4% per year, will be paid in full with the next payment due. Any overpayment from the Variable Accounts will be deducted from the next payment(s) due. Any underpayment from the Variable Accounts will be paid in full with the next payment due.

WRITTEN NOTICE
Any notice We send to the Owner will be sent to the Owner's address shown in the Application unless the Owner requests otherwise. Any written request or notice to Us must be sent to Our Annuity Service Center, as specified on the Contract Data Page.

PROOF OF AGE, SEX OR SURVIVAL
The Company may require satisfactory proof of correct age or sex at any time. If any payment under this Contract depends on the Annuitant being alive, the Company may require satisfactory proof of survival.

NON-PARTICIPATING
This Contract does not share in Our surplus.

PERIODIC REPORTS
The Company will furnish the Owner with a statement of the Variable and Fixed Account balances at least annually.

PREMIUM TAXES
The Company may deduct from the Contract Value any premium or other taxes payable to a state or other government entity. Should We advance any amount so due, We are not waiving any right to collect such amounts at a later date. The Company will deduct any withholding taxes required by applicable law.

CHANGE OF ANNUITANT
Prior to the Annuity Date, the Owner may change the Annuitant. To be effective, such a change must be received by Us in a written form acceptable to Us.

DEFERMENT OF PAYMENTS
We may defer making payments from the Fixed Account for up to 6 months. Interest, subject to state requirements, will be credited during the deferral period.

SUSPENSION OF PAYMENTS
We may suspend or postpone any payments from the Variable Accounts if any of the following occur:

(a)      The New York Stock Exchange is closed.
(b)      Trading on the New York Stock Exchange is restricted.
(c) an emergency exists such that it is not reasonably practical to dispose of securities in the Separate Account or to determine the value of its assets, or
(d) The Securities and Exchange Commission, by order, so permits for the protection of security holders.

Conditions in (b) and (c) will be decided by or in accordance with rules of the Securities and Exchange Commission.

PURCHASE PAYMENTS
Purchase Payments are flexible. This means that You, subject to Company declared minimums and maximums, may change the amounts, frequency or timing of Purchase Payments. Purchase Payments may be allocated among one or more Fixed Account Options and one or more Variable Accounts of the Separate Account in accordance with instructions from You. We reserve the right to specify the minimum that may be allocated to a Variable Account under the Contract.

SUBSTITUTION OF FUND
If the shares of any of the Funds or any Series of the Fund should no longer be available for investment by the Variable Accounts or if, in the judgment of the Company's Board of Directors, further investment in the shares of a Fund is no longer appropriate in view of the purpose of the Contract, the Company may substitute shares of another mutual fund for Fund shares already purchased or to be purchased in the future by Purchase Payments under the Contract. No substitution of securities may take place without prior approval of the Securities and Exchange Commission and under such requirements as it may impose.

SEPARATE ACCOUNT
The Separate Account is a separate investment account of the Company. It is shown on the Contract Data Page. The assets of the Separate Account are the property of the Company. However, they are not chargeable with the liabilities arising out of any other business the Company may conduct. Each Variable Account is not chargeable with liabilities arising out of any other Variable Account.

                             ACCUMULATION PROVISIONS

SEPARATE ACCOUNT ACCUMULATION VALUE
The Separate Account Accumulation Value under the Contract shall be the sum of the values of the Accumulation Units held in the Variable Accounts for the Owner.

NUMBER OF ACCUMULATION UNITS
For each Variable Account, the number of Accumulation Units is the sum of:

Each Purchase Payment and transfer allocated to the Variable Account, reduced by applicable premium taxes, if any:

Divided by

The Accumulation Unit Value for that Variable Account as of the Valuation Period in which the Purchase Payment or transfer amount is received.

The number of Accumulation Units will be adjusted for withdrawals, annuitizations, transfers, and charges. Adjustments will be made as of the end of the Valuation Period in which We receive all requirements for the transaction, as appropriate.

ACCUMULATION UNIT VALUE (AUV)
The AUV of a Variable Account for any Valuation Period is calculated by subtracting (2) from (1) and dividing the result by (3) where:

(1) is the total value at the end of the given Valuation Period of the assets attributable to the Accumulation Units of the Variable Account minus the total liabilities;

(2) is the cumulative unpaid charge for assumption of mortality, expense, distribution expense and guaranteed death benefit expense risks (See CHARGES AND DEDUCTIONS);

(3) is the number of Accumulation Units outstanding at the end of the given Valuation Period.

FIXED ACCOUNT ACCUMULATION VALUE
The Fixed Account Accumulation Value shall be the sum of all monies allocated or transferred to the Fixed Account, reduced by any applicable premium taxes, plus all interest credited on the Fixed Account during the period that the Contract has been in effect. This amount shall be adjusted for withdrawals, annuitizations, transfers, and charges.

FIXED ACCOUNT GUARANTEE PERIOD OPTIONS
For any amounts allocated to the Fixed Account, the Owner will select the duration of the Guarantee Period(s) from those listed on the Contract Data Page. Such amounts will earn interest at the Current Interest Rate for the chosen duration, compounded annually during the entire Guarantee Period. In no event will the Current Interest Rate be less than the Subsequent Guarantee Rate specified on the Contract Data Page.

You may allocate Purchase Payments, or make transfers from the Variable Account Options, to the Fixed Account at any time prior to the latest Annuity Date. However, no Guarantee Period other than one year may be chosen which extends beyond the latest Annuity Date. For thirty (30) days following the date of expiration of the current Guarantee Period, You may renew for the same or any other Guarantee Period at the then Current Interest Rate or may transfer all or a portion of the amount to the Variable Accounts. Transfers from the Fixed Account may take place thirty (30) days following the end of a Guarantee Period without being subject to a Market Value Adjustment (MVA).

A notice will be mailed at least fifteen (15), but not more that forty-five (45) days prior to the beginning of the thirty (30) day Guarantee Period expiration date, notifying You that You may renew the same Guarantee Period or select a new one.

If the Owner does not specify a Guarantee Period at the time of renewal, We will select the same Guarantee Period as has just expired, so long as such Guarantee Period does not extend beyond the latest Annuity Date. If such Guarantee Period does extend beyond the latest Annuity Date, We will choose the longest period that will not extend beyond such date. If a renewal occurs within one year of the latest Annuity Date We will credit interest up to the latest Annuity Date at the then Current Interest Rate for the one year Guarantee Period.

MARKET VALUE ADJUSTMENT
Except on the latest Annuity Date of the chosen Guarantee Period, any amount withdrawn, transferred or annuitized prior to the end of that Guarantee Period may be subject to a MVA. The MVA will be calculated by multiplying the amount withdrawn, transferred or annuitized by the formula described below:

                                         N/12
                  {(1 + I)/(1+J+0.0025)}     -1

I = The interest rate currently in effect for that Guarantee Period.

J = The Current Interest Rate available for the Guarantee Period equal to the number of years (rounded up to an integer) remaining in the current Guarantee Period at the time of withdrawal, transfer or annuitization. In the determination of J, if the Company currently does not offer the applicable Guarantee Period, then the rate will be determined by linear interpolation of the current rates for the nearest two Guarantee Periods that are available.

N = The number of full months remaining in the current Guarantee Period at the time the withdrawal or annuitization request is processed.

There will be no Market Value Adjustment on withdrawals from the Fixed Account in the following situations: (1) Death Benefit paid upon death of the Owner; (2) amounts withdrawn to pay fees or charges; and (3) amounts withdrawn from the Fixed Account within thirty (30) days after the end of the Guarantee Period. A detailed description has been filed with the Superintendent of the Insurance Department.

                             CHARGES AND DEDUCTIONS


We will deduct the following charges from the Contract:

CONTRACT ADMINISTRATION CHARGE
The charge specified on the Contract Data Page will be deducted on each Contract anniversary that occurs on or prior to the Annuity Date. It will also be deducted when the Contract Value is withdrawn in full if withdrawal is not on a Contract anniversary. We reserve the right to assess a charge on a class basis which is less than the charge specified on the Contract Data Page.

CONTINGENT DEFERRED SALES CHARGE
This charge may be deducted upon withdrawal of the Contract Value, in whole or in part. See WITHDRAWAL PROVISIONS.

EXPENSE RISK CHARGE
On an annual basis this charge equals 0.35% of the average daily total net asset value of the Variable Accounts. This charge is to compensate Us for assuming the expense risks under the Contract.

DISTRIBUTION EXPENSE CHARGE
On an annual basis this charge equals 0.15% of the average daily total net asset value of the Variable Account. This charge is to compensate Us for all distribution expenses associated with the Contract.

MORTALITY RISK CHARGE
On an annual basis this charge equals 0.9% of the average daily total net asset value of the Variable Account. This charge is to compensate Us for assuming the mortality risks under the Contract.

GUARANTEED DEATH BENEFIT RISK CHARGE
On an annual basis this charge equals 0.12% of the average daily total net asset value of the Variable Account. This charge is to compensate Us for the risk assumed as a result of contractual obligations to provide an enhanced minimum guaranteed Death Benefit prior to the Annuity Date.

MARKET VALUE ADJUSTMENT
See MARKET VALUE ADJUSTMENT section.

                               TRANSFER PROVISION

Prior to the Annuity Date, You may transfer all or part of Your Contract Value to any of the Variable Accounts or the Fixed Account. Subject to certain restrictions.

We reserve the right to charge a fee for transfers if the number of transfers exceeds the limit specified by Us.

Transfers will be effected at the end of the Valuation Period in which We receive Your request for the transfer.

TRANSFERS OF ACCUMULATION UNITS BETWEEN VARIABLE ACCOUNTS Both prior to and after the Annuity Date, You may transfer all or a portion of Your investment in one Variable Account to another Variable Account. A transfer will result in the purchase of Accumulation Units in a Variable Account and the redemption of Accumulation Units in the other Variable Account.

The minimum amount which can be transferred between Variable Accounts and the amount that can remain in the Variable Account is subject to Company limits.

TRANSFERS OF ACCUMULATION UNITS TO AND FROM THE FIXED ACCOUNT Both prior to and after the Annuity Date, You may transfer all or any part of the Contract Value from the Variable Account(s) to the Fixed Account of the Contract. After the Annuity Date no transfers from the Fixed Account to the Variable Account are allowed. For transfers from the Fixed Account prior to the Annuity Date see ACCUMULATION PROVISIONS - FIXED ACCOUNT ACCUMULATION VALUE.

The amount transferred to the Fixed Account from a Variable Account after the Annuity Date will be equal to the annuity reserve for the Payee's interest in that Variable Account. The annuity reserve is the product of (a) multiplied by
(b) multiplied by (c), where

(a) is the number of Annuity Units representing the Owner's interest in the Variable Account;
(b)      is the Annuity Unit Value for the Variable Account; and
(c) is the present value of $1.00 per payment period as of the age of the Annuitant at the time of transfer for the Annuity Option, determined using the 1983a Annuity Mortality Tables with interest at 3.5% per year.

Amounts transferred to the Fixed Account will be applied under the Annuity Option at the age of the Annuitant at the time of the transfer. All amounts and Annuity Unit Values will be determined as of the end of the Valuation Period preceding the effective date of the transfer.

                              WITHDRAWAL PROVISION

Prior to the Annuity Date while the Annuitant is living, You may withdraw all or part of the Contract Value amounts under this Contract by informing Us at Our Annuity Service Center. For full withdrawal, this Contract must be returned to Our Annuity Service Center.

Absent written notification to the contrary, withdrawals and any applicable charge will be deducted from the Contract Value in proportion to its allocation among the Fixed Account and the Variable Accounts. Withdrawals will be based on values at the end of the Valuation Period in which the request for withdrawal and the Contract (in the case of a full withdrawal), are received at the Annuity Service Center. Unless the SUSPENSION OF PAYMENTS or DEFERMENT OF PAYMENTS sections are in effect, payment of withdrawals will be made within seven days. Market Value Adjustment may be applied to withdrawals.

CONTINGENT DEFERRED SALES CHARGE
Withdrawal of all or part of the Contract Value may be subject to a Continent Deferred Sales Charge (CDSC). However, no CDSC is made on an amount withdrawn which is considered to be a withdrawal of earnings.

In addition, for the first withdrawal of a Contract Year, no Contingent Deferred Sales Charge is applied to such part of the withdrawal which does not exceed the larger of (a) earnings in the Contract or (b) the Free Corridor. The Free Corridor is equal to 10% of the sum of Purchase Payments made more than one year prior to the date of withdrawal are still subject to CDSC, and are not yet withdrawn. The portion of a free withdrawal, which exceeds the sum of earnings attributable to the Owner and premiums which are both no longer subject to CDSC and not yet withdrawn, is assumed to be a withdrawal against future earnings. We reserve the right to allow the Free Corridor to include all Purchase Payments still subject to CDSC which are not yet withdrawn. If this is done, it will apply to all Owners, and Owners will be notified of such change.

For the purpose of determining the CDSC, a withdrawal will be attributed to amounts in the following order: (1) earnings in the Contract, (2) Purchase Payments which are both no longer subject to CDSC and are not yet withdrawn, and
(3) Purchase Payments subject to CDSC. Purchase Payments, when withdrawn, are assumed to be withdrawn on a first-in first-out (FIFO) basis. The charge applied to any withdrawal subject to CDSC will depend on the age of the Purchase Payment to which the withdrawal is attributed.

Number of Full Contribution Years Elapsed   Contingent
Between Contribution Year of Withdrawal     Deferred
and Contribution Year of Purchase Payment   Sales Charge
==========================================  ==============

         0                                  7%
         1                                  6%
         2                                  5%
         3                                  4%
         4                                  3%
         5                                  2%
         6                                  1%
         7+                                 0%

The CDSC will be assessed against the Variable Accounts and the Fixed Account in the same proportion as the remaining Contract Value is allocated unless the allocation is specified by the Owner. If the remaining Contract Value is insufficient to cover the Contingent Deferred Sales Charge, any remaining balance will be deducted from the dollar amount requested.

In addition to a CDSC, a withdrawal from the Fixed Account may also incur a Market Value Adjustment. See ACCUMULATION PROVISIONS - MARKET VALUE ADJUSTMENT for further details.

                             DEATH BENEFIT PROVISION

We will pay a Death Benefit to the Beneficiary upon Our receiving due proof that the Owner died prior to the Annuity Date. The Beneficiary may elect to receive a single sum distribution or to receive annuity payments. If a single sum payment is requested, payment will be in accordance with any applicable laws and regulations governing payments on death. If an Annuity Option is desired, an Option must be elected within 60 days of Our receipt of due proof of the Owner's death at Our Annuity Service Center; otherwise a single sum payment will be made at the end of such 60 day period. Funds will remain allocated pursuant to the last allocation and instructions in effect at the Owner's death until Our Annuity Service Center receives new written instructions.

PROOF OF DEATH Due Proof of Death means:

1.       a copy of a certified death certificate; OR
2. a copy of a certified decree of a court of competent jurisdiction as to the finding of death; OR
3. a written statement by a medical doctor who attended the deceased Owner at the time of death; OR
4.       any other proof satisfactory to Us.

AMOUNT OF DEATH BENEFIT
In the case of the Death Benefit is equal to the greater of:

1. the Contract Value at the end of the Valuation Period during which We receive at Our Annuity Service Center due proof of the Owner's death and an election of the type of payment to be made; OR
2.       the total amount of Purchase Payments minus the sum of

         (a) the total amount of partial withdrawals and partial annuitizations, and
         (b)      premium taxes incurred; OR

3. After the seventh Contract Year, the Contract Value at the seventh Contract Anniversary, plus:

         (a)      any Purchase Payments since the seventh anniversary,
         (b) the total amount of partial withdrawals and partial annuitizations since the seventh anniversary,
         (c)      premium taxes incurred since the seventh anniversary.

BENEFICIARY
The Beneficiary is as stated in the Application unless later changed by the Owner. If two or more persons are named, those surviving the Owner will share equally unless otherwise stated. If the Annuitant survives the Owner, and there are no surviving Beneficiaries, the Annuitant will be deemed the Beneficiary. If the Owner is also the Annuitant and there are no surviving Beneficiaries at the death of the Owner, the Death Benefit will be paid to the estate of the Owner.

While the Owner is living and before the Annuity Date, the Owner may change the Beneficiary by written notice in a form satisfactory to Us. The change will take effect on the date We receive the notice.

DEATH OF OWNER
If the Owner dies before the Annuity Date, the Beneficiary will have the following options:

1.       Collect the Death Benefit in a lump sum payment, OR

2. Collect the Death Benefit in the form of one of the Annuity Options. The payments must be over the life of the Beneficiary or over a period of not extending beyond the life expectancy of the Beneficiary. This option must be selected and payments must commence within one year after Owner's death, OR

3. Receive the entire Death Benefit within 5 years of the date of death of the Owner, OR

4. If the Beneficiary is the Owner's spouse, the Beneficiary may continue the Contract in force.

If there is no surviving Beneficiary, the Death Benefit will be paid in a lump sum to Owner's estate. If there is more than one surviving Beneficiary, the Beneficiaries must choose to receive their respective portions of the Death Benefit according to either (1), (2) or (3) above.

                               ANNUITY PROVISIONS

PAYMENTS TO OWNER
Unless otherwise requested by the Owner, the Company will make annuity payments to the Owner. If the Owner wants the annuity payments to be made to some other Payee, We will make such payments subject to the following:

(a)      A written request must be filed at the Annuity Service Center.

(b) Such request must be filed not later than thirty (30) days before the due date of the first annuity payment.

Any such request is subject to the rights of any assignee. No payments available to or being paid to the Payee while the Annuitant is alive can be transferred, commuted, anticipated or encumbered.

FIXED ANNUITY PAYMENTS
To the extent a fixed Annuity Option has been elected, the proceeds payable under this Contract less any applicable premium taxes, shall be applied to the payment of the Annuity Option elected at whichever of the following is more favorable to the Payee: (a) the annuity rates based upon the applicable tables in the Contract; or (b) the then current rates provided by the Company on Contracts of this type on the Annuity Date. In no event will the fixed annuity payments be changed once they begin.

AMOUNT OF FIXED ANNUITY PAYMENTS
The amount of each Fixed Annuity payment will be determined by applying the portion of the Contract Value allocated to Fixed Annuity payments less any applicable premium taxes, charges and the MVA to the annuity table applicable to the Annuity Option chosen.

AMOUNT OF VARIABLE ANNUITY PAYMENTS
(a) FIRST VARIABLE PAYMENT: The dollar amount of the first monthly annuity payment will be determined by applying the portion of the Contract Value allocated to Variable Annuity Payments, less any applicable premium taxes, to the annuity table applicable to the Annuity Option chosen. If more than one Variable Account has been selected, the value of the Owner's interest in each Variable Account is applied separately to the annuity table to determine the amount of the first annuity payment attributable to the Variable Account.

(b) NUMBER OF VARIABLE ANNUITY UNITS: The number of Annuity Units for each applicable Variable Account is the amount of the first annuity payment attributable to that Variable Account divided by the value of the applicable Annuity Unit for that Variable Account as of the Annuity Date. The number will not change as a result of investment experience.

(c) VALUE OF EACH VARIABLE ANNUITY UNIT: The initial value of an Annuity Unit of each Variable Account was arbitrarily set at $10 when the Variable Accounts were established. The value may increase or decrease from one Valuation Period to the next. For any Valuation Period, the value of an Annuity Unit of a particular Variable Account is the value of that Annuity Unit during the last Valuation Period, multiplied by the Net Investment Factor for that Variable Account for the current Valuation Period.

         The Net Investment Factor for any Variable Account for any Valuation Period is determined by dividing (a) by (b) and then subtracting (c) from the result where:

         (a)      is the net result of:

                  (1) the net asset value of a Series of the Fund share held in the Variable Account determined as of the end of the Valuation Period, plus

                  (2) the per share amount of any dividend or other distribution declared by the Series of the Fund on the shares held in the Variable Account if the "ex-dividend" date occurs during the Valuation Period, plus or minus

                  (3) a per share credit or charge with respect to any taxes paid or reserved for by the Company during the Valuation Period which are determined by the Company to be attributable to the operation of the Variable Account (no federal income taxes are applicable under present law)

         (b) is the net asset value of a Series of the Fund share held in the Variable Account determined as of the end of the preceding Valuation Period; and

         (c) is the asset charge factor determined by the Company for the Valuation Period to reflect the Expense Risk Charge, Distribution Expense Charge, Mortality Risk Charge, and Guaranteed Death Benefit Risk Charge.

         The result is then multiplied by a factor that neutralizes the Assumed Investment Rate.

(d) SUBSEQUENT VARIABLE ANNUITY PAYMENTS: After the first Variable Annuity payment, payments will vary in amount according to the investment performance of the applicable Variable Accounts. The amount may change from month to month. The amount of each subsequent payment is the sum of:

         The number of Annuity Units for each Variable Account as determined for the first annuity payment

         Multiplied by

         The value of an Annuity Unit for that Variable Account at the end of the Valuation Period immediately preceding in which payment is due.

         The Company guarantees that the amount of each Variable Annuity payment will not be affected by variations in expenses or mortality experience.

                                 ANNUITY OPTIONS

Upon written election filed with the Company at its Annuity Service Center, all or part of the Contract Value may be applied to provide one of the following options or any Annuity Option that is mutually agreeable. The portion of the Contract Value which is in the Fixed Account immediately prior to the Annuity Date applied to an annuity may be subject to a Market Value Adjustment. See ACCUMULATION PROVISIONS - MARKET VALUE ADJUSTMENT for further details.

OPTION 1 - LIFE ANNUITY, LIFETIME MONTHLY PAYMENTS GUARANTEED Monthly payments payable to the Payee during the lifetime of the Annuitant. No further payments are payable after the death of the Annuitant and there is no provision for a Death Benefit payable to the Beneficiary.

OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY
Monthly payments payable to the Payee during the joint lifetime of the Annuitant and a designated second person and during the lifetime of the survivor.

If a reduced payment to the survivor is desired, Variable Annuity payments will be determined using either one-half or two-thirds of the number of each type of Annuity Unit credited to the Contract. Fixed monthly payments will be equal to either one-half or two-thirds of the fixed monthly payment payable during the joint lifetime of the Annuitant and the designated second person.

OPTION 3 - JOINT AND SURVIVOR LIFE ANNUITY - 120 MONTHLY PAYMENTS GUARANTEED Monthly payments payable to the Payee during the joint lifetime of the Annuitant and designated second person and continuing during the remaining lifetime of the survivor, with the guarantee that if, at the death of the survivor, payments have been made for less than 120 monthly periods, any remaining guaranteed annuity payments will be continued to the Beneficiary named on the Annuity Option Selection Form. In the event of death of the Annuitant and the designated second person under this option, the Contract provides that in certain circumstances, the discounted value of the remaining guaranteed annuity payments, if any will be calculated and paid in one sum.

OPTION 4 - LIFE ANNUITY WITH 120 OR 240 MONTHLY PAYMENTS GUARANTEED
An annuity payable monthly to the Payee during the lifetime of the Annuitant with the guarantee that if, at the death of the Annuitant, payments have been made for less than the 120 or 240 monthly periods, as selected, payments will be made in the same manner as provided under OPTION 3 above. In the event of death of the Annuitant under this option, the Contract provides that in certain circumstances, the discounted value of the remaining payments, if any, will be calculated and paid in one sum.

OPTION 5 - FIXED PAYMENTS FOR A SPECIFIED PERIOD CERTAIN Fixed monthly payments payable to the Payee for any specified period of time (five (5) years or more, but not exceeding thirty (30) years), as elected. The election must be made for full twelve month periods. In the event of death of the Payee under this option, the Contract provides that in certain circumstances, the discounted value of the remaining payments, if any, will be calculated and paid in one sum.

BASIS OF COMPUTATION
The actuarial basis for the Table of Guaranteed Annuity Rates is the 1983a Annuity Mortality Table, without projection with interest at 3.5%. The Table of Guaranteed Annuity Rates does not include any applicable premium tax.

            OPTIONS 1 & 4 - TABLE OF MONTHLY INSTALLMENTS PER $1,000 (Monthly installments for ages not shown will be furnished upon request.)

            Option 1              Option 4                Option 4
Age of                            Life Annuity            Life Annuity
Payee       Life Annuity          (w/120 payments         (w/240 payments
                                  guaranteed              guaranteed)

            Male    Female        Male      Female        Male      Female

55          4.99    4.54          4.91      4.51          4.66      4.38
56          5.09    4.62          5.00      4.58          4.72      4.44
57          5.20    4.71          5.10      4.66          4.78      4.51
58          5.32    4.80          5.20      4.75          4.85      4.57
59          5.44    4.90          5.31      4.84          4.91      5.64
60          5.57    5.00          5.42      4.93          4.97      4.70
61          5.71    5.11          5.54      5.03          5.04      4.77
62          5.86    5.23          5.67      5.14          5.10      4.84
63          6.02    5.36          5.80      5.25          5.16      4.91
64          6.20    5.49          5.94      5.37          5.22      4.98
65          6.38    5.64          6.08      5.50          5.28      5.05
66          6.58    5.79          6.23      5.63          5.33      5.12
67          6.79    5.95          6.38      5.77          5.38      5.19
68          7.02    6.13          6.54      5.91          5.43      5.25
69          7.26    6.32          6.71      6.07          5.48      5.32
70          7.52    6.53          6.87      6.23          5.52      5.37
71          7.80    6.75          7.04      6.40          5.55      5.43
72          8.09    6.99          7.22      6.58          5.59      5.48
73          8.41    7.26          7.39      6.76          5.62      5.52
74          8.75    7.54          7.57      6.95          5.64      5.56
75          9.12    7.85          7.75      7.14          5.66      5.60
76          9.51    8.18          7.92      7.34          5.68      5.63
77          9.92    8.54          8.09      7.54          5.70      5.66
78          10.37   8.94          8.26      7.74          5.71      5.68
79          10.85   9.36          8.42      7.94          5.72      5.70
80          11.37   9.82          8.57      8.13          5.73      5.71
81          11.92   10.32         8.71      8.32          5.74      5.72
82          12.50   10.87         8.85      8.50          5.74      5.73
83          13.12   11.46         8.97      8.67          5.75      5.74
84          13.78   12.09         9.09      8.83          5.75      5.74
85          14.47   12.78         9.20      8.97          5.75      5.75


               OPTION 2 - TABLE OF MONTHLY INSTALLMENTS PER $1,000

    (Monthly installments for ages not shown will be furnished upon request.)

                  Joint and Survivor Life Annuity

Age of
Male
Payee                               Age of Female Payee

                  55       60       65      70       75       80       85

55                4.16     4.34     4.51    4.66     4.78     4.86     4.92
60                4.27     4.51     4.76    4.99     5.19     5.33     5.44
65                4.35     4.66     4.99    5.34     5.66     5.92     6.11
70                4.42     4.78     5.20    5.67     6.16     6.60     6.96
75                4.47     4.86     5.35    5.95     6.63     7.33     7.95
80                4.50     4.92     5.46    6.17     7.04     8.04     9.02
85                4.52     4.95     5.53    6.31     7.34     8.63     10.05


                    OPTION 5 - TABLE OF MONTHLY INSTALLMENT

                       Fixed Payment For Specified Period

No.       Mo.         No.      Mo.         No.      Mo.        No.      Mo.
of Yrs.   Payment     of Yrs.  Payment     of Yrs.  Payment    of Yrs.  Payment
-------   -------     -------  -------     -------  -------    -------  -------
3         29.19       10       9.83        17       6.47       24       5.09
4         22.27       11       9.09        18       6.20       25       4.96
5         18.12       12       8.46        19       5.97       26       4.84
6         15.35       13       7.94        20       5.75       27       4.73
7         13.38       14       7.49        21       5.56       28       4.63
8         11.90       15       7.10        22       5.39       29       4.53
9         10.75       16       6.76        23       5.24       30       4.45

                    INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached. The effective date of this Endorsement is the same as the Date of Issue shown on the Contract Data Page.

THE FOLLOWING PROVISIONS APPLY TO A CONTRACT WHICH IS ISSUED ON A QUALIFIED BASIS IF THE APPLICATION INDICATES IT IS TO BE ISSUED UNDER INTERNAL REVENUE CODE ("IRC") SECTION 408. THE PROVISIONS OF THE APPLICABLE QUALIFIED RETIREMENT PLAN TAKE PRECEDENCE OVER THE PROVISIONS OF THIS CONTRACT, IN THE CASE OF A CONFLICT WITH ANY PROVISION IN THE CONTRACT, THE PROVISION OF THIS ENDORSEMENT WILL CONTROL. THE CONTRACT IS AMENDED AS FOLLOWS:

1.       The Owner is the Annuitant and Payee.

2.       The Contract is not transferable.

3. This Contract, and the benefits under it, cannot be sold, assigned or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person.

4.       The Owner's entire interest in this Contract is nonforfeitable.

5. Any payments under Annuity Option 2 will be made to the Annuitant and to the Annuitant's spouse, if the Annuitant is married.

6. Any payments under Annuity Option 3 will be made to the Annuitant and to the Annuitant's spouse, if the Annuitant is married, and the guaranteed period of payment will not exceed the joint and last survivor expectancy of the Annuitant and designated second person.

7. Any guarantee period of payment under Annuity Option 4 or Option 5 shall not exceed the life expectancy of the Annuitant at the time the first payment is due.

8. Except in the case of a rollover contribution (as permitted by section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), or 408(d)(3) or
         a contribution made in accordance with the terms of a Simplified Employee Pension (SEP) as described in section 408(k), no contributions will be accepted unless they are in cash, and the total of such contribution shall not exceed $2,000 for any taxable year.

9. The Annuity Date will be no later than April 1 following the calendar year during which the Annuitant attains age 70 1/2.

10. This Contract is established for the exclusive benefit of the Annuitant and the Annuitant's Beneficiary.

11. If the Annuitant's entire interest is to be distributed in other than a lump-sum, payment must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either non-increasing or they may increase only as provided in Q & A F-3 of
         Section 1.40(a)(9)-1 of the Proposed Income Tax Regulations.

         All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the IRC, including the incidental death benefit requirements of section 401(a)(9)(G) of the IRC, and the regulations thereunder, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

         Life expectancy is computed by the use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations. If required periodic distributions are not made pursuant to one of the payment options in the Contract, life expectancies shall be recalculated annually unless otherwise elected by the individual by the time distributions are required to begin. Such election shall be irrevocable by the individual and shall apply to all subsequent years. The life expectancy of a non-spouse Beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such Beneficiary during the calendar year in which the individual attains age 70 1/2, and payment for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

12. Upon the death of the Annuitant: (a) if the Annuitant dies after distribution of benefits has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Annuitant's death;
         (b) if the Annuitant dies before distribution of benefits commences, the entire amount payable to the Beneficiary will be distributed no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Annuitant's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

         (i) if any portion of the policy proceeds is payable to a designated Beneficiary, distributions may be made in installments over the life or over a period not extending beyond the life expectancy of the designated Beneficiary commencing no later than December 31 of the calendar year immediately following the calendar year in which the Annuitant died;

         (ii) if the designated Beneficiary is the Annuitant's surviving spouse, and benefits are to be distributed in accordance with (i) above, distributions must begin on or before the later of (a) December 31 of the calendar year immediately following the calendar year in which the Annuitant died or
                  (b) December 31 of the calendar year in which the Annuitant would have attained ago 70 1/2. If the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the Annuitant;

         (iii) life expectancy is computed by the use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations. For purposes of distributions beginning after the individual's death, if payment is not made pursuant to one of the payment options in the Contract, life expectancies shall be recalculated annually unless otherwise elected by the surviving spouse by the time distributions are required to begin. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated Beneficiary, if payments are not made pursuant to a payment option in the Contract, life expectancy shall be calculated using the attained age of such Beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated;

         (iv) Distributions under this section are considered to have begun if the distributions are made on account of the individual reaching his or her required beginning date. If the individual receives distributions prior to the required beginning date and the individual dies, distributions will not be considered to have begun.

13. Separate records will be maintained for the interest of each individual. The Company will furnish an annual calendar year report concerning the status of the annuity.

14. The MISSTATEMENT OF AGE OR SEX section of the Contract is deleted and replaced by the following section entitled "MISSTATEMENT OF AGE".

         "MISSTATEMENT OF AGE. If the age of any Payee has been misstated, future payments will be adjusted using the correct age, according to our rates in effect on the date the annuity payments were determined. Any overpayment from the Fixed Account, plus interest at the rate of 4% per year, will be deducted from the next payment(s) due. Any underpayment from the Fixed Account, plus interest at the rate of 4% per year, will be paid in full with the next payment due. Any overpayment from the Variable Account will be deducted from the next payment(s) due. Any underpayment from the Variable Account will be paid in full with the next payment."

15. The PROOF OF AGE, SEX OR SURVIVAL section of the Contract is deleted and replaced by the following section entitled "PROOF OF AGE AND SURVIVAL".

         "PROOF OF AGE AND SURVIVAL. We may require satisfactory proof of correct age at anytime. If any payment under this Contract depends on the Payee being alive, we may require satisfactory proof of survival."

16. Within ten (10) days of the date you received your Contract, you may revoke it and receive a refund of purchase payment less any withdrawals.

17. The tables in the ANNUITY OPTIONS section are deleted and replaced by the following:

            OPTIONS 1 & 4 - TABLE OF MONTHLY INSTALLMENTS PER $1,000 (Monthly installments for ages not shown will be furnished upon request.)

                  Option 1 Option 4         Option 4
                                    Life Annuity              Life Annuity
Age of                              (w/120 payments           (w/240 payments
Payee             Life Annuity      guaranteed)               guaranteed)

55                5.01              4.91                      4.66
56                5.11              5.00                      4.72
57                5.22              5.10                      4.78
58                5.34              5.20                      4.85
59                5.42              5.31                      4.91
60                5.54              5.42                      4.97
61                5.68              5.54                      5.04
62                5.82              5.67                      5.10
63                5.97              5.80                      5.16
64                6.14              5.94                      5.22
65                6.31              6.08                      5.28
66                6.49              6.23                      5.33
67                6.68              6.38                      5.38
68                6.89              6.54                      5.43
69                7.11              6.71                      5.48
70                7.33              6.87                      5.52
71                7.58              7.04                      5.55
72                7.83              7.22                      5.59
73                8.10              7.39                      5.62
74                8.38              7.57                      5.64
75                8.68              7.75                      5.66
76                8.99              7.92                      5.68
77                9.32              8.09                      5.70
78                9.66              8.26                      5.71
79                10.01             8.42                      5.72
80                10.38             8.57                      5.73
81                10.77             8.71                      5.74
82                11.16             8.85                      5.74
83                11.57             8.97                      5.75
84                11.98             9.09                      5.75
85                12.40             9.20                      5.75

               OPTION 2 - TABLE OF MONTHLY INSTALLMENTS PER $1,000
   (Monthly installments for ages not shown will be furnished upon request.)

                         Joint and Survivor Life Annuity

Age of                Age of               Age of               Age of
Payee                 Payee                Payee                Payee

55       4.31         63     5.01          71     6.20          79     8.22
56       4.38         64     5.13          72     6.39          80     8.57
57       4.45         65     5.25          73     6.60          81     8.93
58       4.53         66     5.38          74     6.83          82     9.32
59       4.62         67     5.53          75     7.07          83     9.73
60       4.71         68     5.68          76     7.33          84     10.16
61       4.80         69     5.84          77     7.61          85     10.62
62       4.90         70     6.01          78     7.91

                    OPTION 5 - TABLE OF MONTHLY INSTALLMENT

                       Fixed Payment For Specified Period

No.       Mo.         No.      Mo.         No.      Mo.        No.      Mo.
of Yrs.   Payment     of Yrs.  Payment     of Yrs.  Payment    of Yrs.  Payment
-------   -------     -------  -------     -------  -------    -------  -------
3         29.19       10       9.83        17       6.47       24       5.09
4         22.27       11       9.09        18       6.20       25       4.96
5         18.12       12       8.46        19       5.97       26       4.84
6         15.35       13       7.94        20       5.75       27       4.73
7         13.38       14       7.49        21       5.56       28       4.63
8         11.90       15       7.10        22       5.39       29       4.53
9         10.75       16       6.76        23       5.24       30       4.45

All other terms and conditions of the Contract remain unchanged.

First SunAmerica Life Insurance Company

          /s/ SUSAN L. HARRIS                       /s/ ROBERT P. SALTZMAN
          ========================                  =========================
          Susan L. Harris                           Robert P. Salztman
          Secretary                                 President

                        TAX SHELTERED ANNUITY ENDORSEMENT


This Endorsement forms a part of the Contract to which it is attached. The effective date of this Endorsement is the same as the Date of Issue shown on the Contract Data Page.

THE FOLLOWING PROVISIONS APPLY TO A CONTRACT WHICH IS ISSUED ON A QUALIFIED BASIS UNDER INTERNAL REVENUE CODE ("IRC") SECTION 403(b). IN THE CASE OF A CONFLICT WITH ANY PROVISION IN THE CONTRACT, THE PROVISIONS OF THIS ENDORSEMENT WILL CONTROL. THE CONTRACT IS AMENDED AS FOLLOWS:

1.       The Owner is the Annuitant and Payee.

2. This Contract, and the benefits under it, cannot be sold, assigned, discounted, pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

3.       The Annuitant's entire interest in this Contract is nonforfeitable.


4. Any payments under Annuity Option 2 will be made to the Annuitant and to the Annuitant's spouse, if the Annuitant is married.

5. Any payments under Annuity Option 3 will be made to the Annuitant and the Annuitant's spouse, if the Annuitant is married, and the guaranteed period of payment will not exceed the joint and last last survivor expectancy for the Annuitant and designated second person.

6. Any guaranteed period of payment under Annuity Option 4 or Option 5 shall not exceed the life expectancy of the Annuitant at the time the first payment is due.

7. If the Annuitant's spouse is not the designated Beneficiary, then the annuity payments to the survivor may not exceed the applicable percentage of the annuity payments payable to the Annuitant as set forth in the applicable IRC regulations.

8. The Annuity Date will be no later than April 1 following the calendar year during which the Annuitant attains age 70 1/2. However, in the case of a governmental plan or church plan (as defined in Section 89(i)(4) of the IRC) the Annuity Date will be no later than April 1 of the calendar year following the later of:

         A)       the calendar year in which the Annuitant attains age 70 1/2;
                  or

         B)       the calendar year in which the Annuitant retires.

9. All distributions under this Contract are subject to the distribution requirements of IRC Section 403(b)(10).

10. Upon the death of the Annuitant: (a) if the Annuitant dies after the distribution of benefits has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Annuitant's death;
         (b) if the Annuitant dies before distribution of benefits commences, the entire amount payable to the Beneficiary will be distributed no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Annuitant's death except to the extent that an election is made to receive distributions in accordance with
         (i) or (ii) below:

         (i) if any portion of the policy proceeds is payable to a designated Beneficiary, distributions may be made in installments over the life or over a period not extending beyond the life expectancy of the designated Beneficiary commencing no later than December 31 of the calendar year immediately following the calendar year in which the Annuitant died;

         (ii) if the designated Beneficiary is the Annuitant's surviving spouse, and benefits are to be distributed in accordance with
                  (i) above, distributions must begin on or before the later of
                  (a) December 31 of the calendar year immediately following the calendar year in which the Annuitant died or (b) December 31 of the calendar year in which the Annuitant would have attained age 70 1/2. If the spouse dies before the payments begin, subsequent distributions shall be made as if the spouse had been the Annuitant;

         (iii) life expectancy is computed by use of the expected return multiples in Table V and VI of section 1.72-9 of the Income Tax Regulations. For purposes of distributions beginning after the individual's death, if payment is not made pursuant to one of the payment options in the Contract, life expectancies shall be recalculated annually unless otherwise elected by the surviving spouse by the time distributions are required to begin. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated Beneficiary, if payments are not made pursuant to a payment option of the Contract, life expectancy shall be calculated using the attained age of such Beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated;

         (iv) distributions under this section are considered to have begun if the distributions are made on account of the individual reaching his or her required beginning date. If the individual receives distributions prior to the required beginning date and the individual dies, distributions will not be considered to have begun.

11. Withdrawals of amounts attributable to contributions made pursuant to a salary reduction agreement may be made only:

         A) when the Annuitant attains age 59 1/2, separates from services, dies or becomes disabled. An individual shall be considered disabled if he is unable to engage in any substantial gainful activity be reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration; or

         B)       in the case of hardship.

         A hardship withdrawal may not include any income attributable to salary reduction contributions.

         The limitations on withdrawals apply only to salary reduction contributions made after December 31, 1988, to income attributable to those contributions and to income attributable to amounts held as of December 31, 1988.

12. Any contributions transferred from a Section 403(b)(7) custodial account may be withdrawn only when the Annuitant dies, attains age 59 1/2, separates from service, becomes disabled or in the case of salary reduction contributions, encounters financial hardship.

13. With respect to non-salary reduction contributions to a Contract purchased by a non-governmental employer, all payments, withdrawals or loans from the Contract will be subject to the applicable qualified joint and survivor annuity requirements under Sections 401(a)(11) and 417 of the IRC of 1986.

14. The terms of this Contract and Endorsement are subject to the provisions of any Plan under which this Contract and Endorsement are issued.

15. The MISSTATEMENT OF AGE OR SEX section of the Contract is deleted and replaced by the following section entitled "MISSTATEMENT OF AGE".

         "MISSTATEMENT OF AGE. If the age of any Payee has been misstated, future payments will be adjusted using the correct age, according to our rates in effect on the date the annuity payments were determined. Any overpayments from the Fixed Account, plus interest at the rate of 4% per year, will be deducted from the next payment(s) due. Any underpayment from the Fixed Account, plus interest at the rate of 4% per year, will be paid in full with the next payment due. Any overpayment from the Variable Account will be deducted from the next payments(s) due. Any underpayment from the Variable Account will be paid in full with the next payment."

16. The PROOF OF AGE, SEX, OR SURVIVAL section of the Contract is deleted and replace by the following section entitled "PROOF OF AGE AND SURVIVAL".

         "PROOF OF AGE AND SURVIVAL. We may require satisfactory proof of correct age at anytime. if any payment under this Contract depends on the Payee being alive, we may require satisfactory proof of survival."

17. The tables in the ANNUITY OPTIONS section are deleted and replaced by the following:

            OPTIONS 1 & 4 - TABLE OF MONTHLY INSTALLMENTS PER $1,000 (Monthly installments for ages not shown will be furnished upon request.)

                  Option 1          Option 4                  Option 4
                                    Life Annuity              Life Annuity
Age of                              (w/120 payments           (w/240 payments
Payee             Life Annuity      guaranteed)               guaranteed)

55                5.01              4.91                      4.66
56                5.11              5.00                      4.72
57                5.22              5.10                      4.78
58                5.34              5.20                      4.85
59                5.42              5.31                      4.91
60                5.54              5.42                      4.97
61                5.68              5.54                      5.04
62                5.82              5.67                      5.10
63                5.97              5.80                      5.16
64                6.14              5.94                      5.22
65                6.31              6.08                      5.28
66                6.49              6.23                      5.33
67                6.68              6.38                      5.38
68                6.89              6.54                      5.43
69                7.11              6.71                      5.48
70                7.33              6.87                      5.52
71                7.58              7.04                      5.55
72                7.83              7.22                      5.59
73                8.10              7.39                      5.62
74                8.38              7.57                      5.64
75                8.68              7.75                      5.66
76                8.99              7.92                      5.68
77                9.32              8.09                      5.70
78                9.66              8.26                      5.71
79                10.01             8.42                      5.72
80                10.38             8.57                      5.73
81                10.77             8.71                      5.74
82                11.16             8.85                      5.74
83                11.57             8.97                      5.75
84                11.98             9.09                      5.75
85                12.40             9.20                      5.75

               OPTION 2 - TABLE OF MONTHLY INSTALLMENTS PER $1,000
   (Monthly installments for ages not shown will be furnished upon request.)

                         Joint and Survivor Life Annuity

Age of                Age of               Age of               Age of
Payee                 Payee                Payee                Payee

55       4.31         63     5.01          71     6.20          79     8.22
56       4.38         64     5.13          72     6.39          80     8.57
57       4.45         65     5.25          73     6.60          81     8.93
58       4.53         66     5.38          74     6.83          82     9.32
59       4.62         67     5.53          75     7.07          83     9.73
60       4.71         68     5.68          76     7.33          84     10.16
61       4.80         69     5.84          77     7.61          85     10.62
62       4.90         70     6.01          78     7.91


                    OPTION 5 - TABLE OF MONTHLY INSTALLMENT

                       Fixed Payment For Specified Period

No.       Mo.         No.      Mo.         No.      Mo.        No.      Mo.
of Yrs.   Payment     of Yrs.  Payment     of Yrs.  Payment    of Yrs.  Payment
-------   -------     -------  -------     -------  -------    -------  -------
3         29.19       10       9.83        17       6.47       24       5.09
4         22.27       11       9.09        18       6.20       25       4.96
5         18.12       12       8.46        19       5.97       26       4.84
6         15.35       13       7.94        20       5.75       27       4.73
7         13.38       14       7.49        21       5.56       28       4.63
8         11.90       15       7.10        22       5.39       29       4.53
9         10.75       16       6.76        23       5.24       30       4.45


All other terms and conditions of the Contract remain unchanged.

First SunAmerica Life Insurance Company


          /s/ SUSAN L. HARRIS                       /s/ ROBERT P. SALTZMAN
          ======================                    ======================
          Susan L. Harris                           Robert P. Saltzman
          Secretary                                 President

                PENSION PLAN AND PROFIT SHARING PLAN ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached. The effective date of this Endorsement is the Issue Date shown on the Contract Data Page.

THE FOLLOWING PROVISIONS APPLY TO A CONTRACT WHICH IS ISSUED UNDER A PLAN QUALIFIED UNDER INTERNAL REVENUE CODE ("IRC") SECTION 401. IN THE CASE OF A CONFLICT WITH ANY PROVISION IN THE CONTRACT, THE PROVISIONS OF THIS ENDORSEMENT WILL CONTROL.

1. The Annuitant of this Contract will be the Owner under the Plan and the Owner of this Contract will be as designated in the Plan.

2. This Contract, and the benefits under it, cannot be sold, assigned, discounted, pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

3. The terms of this Contact and Endorsement are subject to the provisions of the Plan under which this Contract and Endorsement are issued.

4. The MISSTATEMENT OF AGE OR SEX section of the Contract is deleted and replaced by the following section entitled "MISSTATEMENT OF AGE".

         "MISSTATEMENT OF AGE - If the age of any Payee has been misstated, future payments will adjusted using the correct age, according to our rates in effect on the date the annuity payments were determined. Any overpayment from the Fixed Account, plus interest at the rate of 4% per year, will be deducted from the next payment(s) due. Any underpayment from the Fixed Account, plus interest at the rate of 4% per year, will be paid in full with the next payment due. Any overpayment from the Variable Account will be deducted from the next payment(s) due. Any underpayment from the Variable Account will be paid in full with the next payment."

5. The PROOF OF AGE, SEX OR SURVIVAL section of the Contract is deleted and replaced by the following section entitled "PROOF OF AGE AND SURVIVAL".

         "PROOF OF AGE AND SURVIVAL - We may require satisfactory proof of correct age at anytime. If any payment under this Contract depends on the Payee being alive, we may require satisfactory proof of survival."

6. The tables in the ANNUITY OPTIONS section are deleted and replaced by the following:

            OPTIONS 1 & 4 - TABLE OF MONTHLY INSTALLMENTS PER $1,000 (Monthly installments for ages not shown will be furnished upon request.)

                  Option 1          Option 4                  Option 4
                                    Life Annuity              Life Annuity
Age of                              (w/120 payments           (w/240 payments
Payee             Life Annuity      guaranteed)               guaranteed)

55                5.01              4.91                      4.66
56                5.11              5.00                      4.72
57                5.22              5.10                      4.78
58                5.34              5.20                      4.85
59                5.42              5.31                      4.91
60                5.54              5.42                      4.97
61                5.68              5.54                      5.04
62                5.82              5.67                      5.10
63                5.97              5.80                      5.16
64                6.14              5.94                      5.22
65                6.31              6.08                      5.28
66                6.49              6.23                      5.33
67                6.68              6.38                      5.38
68                6.89              6.54                      5.43
69                7.11              6.71                      5.48
70                7.33              6.87                      5.52
71                7.58              7.04                      5.55
72                7.83              7.22                      5.59
73                8.10              7.39                      5.62
74                8.38              7.57                      5.64
75                8.68              7.75                      5.66
76                8.99              7.92                      5.68
77                9.32              8.09                      5.70
78                9.66              8.26                      5.71
79                10.01             8.42                      5.72
80                10.38             8.57                      5.73
81                10.77             8.71                      5.74
82                11.16             8.85                      5.74
83                11.57             8.97                      5.75
84                11.98             9.09                      5.75
85                12.40             9.20                      5.75

               OPTION 2 - TABLE OF MONTHLY INSTALLMENTS PER $1,000
   (Monthly installments for ages not shown will be furnished upon request.)

                         Joint and Survivor Life Annuity

Age of                Age of               Age of               Age of
Payee                 Payee                Payee                Payee

55       4.31         63     5.01          71     6.20          79     8.22
56       4.38         64     5.13          72     6.39          80     8.57
57       4.45         65     5.25          73     6.60          81     8.93
58       4.53         66     5.38          74     6.83          82     9.32
59       4.62         67     5.53          75     7.07          83     9.73
60       4.71         68     5.68          76     7.33          84     10.16
61       4.80         69     5.84          77     7.61          85     10.62
62       4.90         70     6.01          78     7.91

                    OPTION 5 - TABLE OF MONTHLY INSTALLMENT

                       Fixed Payment For Specified Period

No.       Mo.         No.      Mo.         No.      Mo.        No.      Mo.
of Yrs.   Payment     of Yrs.  Payment     of Yrs.  Payment    of Yrs.  Payment
-------   -------     -------  -------     -------  -------    -------  -------
3         29.19       10       9.83        17       6.47       24       5.09
4         22.27       11       9.09        18       6.20       25       4.96
5         18.12       12       8.46        19       5.97       26       4.84
6         15.35       13       7.94        20       5.75       27       4.73
7         13.38       14       7.49        21       5.56       28       4.63
8         11.90       15       7.10        22       5.39       29       4.53
9         10.75       16       6.76        23       5.24       30       4.45


All other terms and conditions of the Contract remain unchanged.

First SunAmerica Life Insurance Company


          /s/ SUSAN L. HARRIS                       /s/ ROBERT P. SALTZMAN
          ======================                    ======================
          Susan L. Harris                           Robert P. Saltzman
          Secretary                                 President